                                                       DISTRIBUTION AGREEMENT

           AGREEMENT made as of the 1st day of July, 2002, by and between Lutheran  Brotherhood Variable Insurance Products Company,
a fraternal benefit society organized under the laws of the state of Minnesota  ("LBVIP"),  on its own behalf and on behalf of LBVIP
Variable Annuity Account I (the "Variable  Account"),  and Thrivent Investment  Management Inc., a Delaware  corporation  ("Thrivent
Investment Mgt.").

                                                            WITNESSETH:

           WHEREAS,  the  Variable  Account is a separate  investment  account of LBVIP for the sale of  flexible  premium  variable annuity contracts  ("Contracts")  registered with the Securities and Exchange  Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"); and

           WHEREAS,  the Variable  Account is registered as a unit  investment  trust under the Investment  Company Act of 1940 (the
"1940 Act"); and

           WHEREAS,  Thrivent  Investment  Mgt. is  registered as a  broker-dealer  under the  Securities  Exchange Act of 1934 (the
"Securities Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and

           WHEREAS,  LBVIP and Thrivent  Investment  Mgt.  wish to enter into an agreement to have Thrivent  Investment  Mgt. act as
LBVIP's principal underwriter for the sale of the Contracts through the Variable Account;

           NOW, THEREFORE, the parties agree as follows:

           1.        Appointment of the Distributor
                     LBVIP  agrees that  during the term of this  Agreement  it will take all action  which is required to cause the
                     Contracts to comply as an insurance  product and a registered  security with all  applicable  federal and state laws and regulations.  LBVIP appoints  Thrivent  Investment Mgt. and Thrivent  Investment Mgt. agrees to act as the principal  underwriter  for the sale of Contracts to the public  during the term of this  Agreement in each state and other  jurisdiction  in which such  Contracts may lawfully be sold.  Thrivent  Investment  Mgt. shall offer the Contracts for sale and  distribution  at premium rates set by LBVIP.  Applications  for the Contracts shall be solicited only by representatives duly and appropriately  licensed or otherwise qualified for the sale of such Contracts in each state or other  jurisdiction.  LBVIP shall undertake to appoint  Thrivent  Investment
                     Mgt.'s  qualified  registered  representatives  as  life  insurance  or  annuity  agents  of  LBVIP.  Completed applications  for Contracts  shall be  transmitted  directly to LBVIP for acceptance or rejection in accordance with  underwriting  rules  established by LBVIP.  Initial premium payments under the Contracts shall be made by check  payable  to LBVIP  and  shall  be held at all  times  by  Thrivent  Investment  Mgt.  or its  registered representatives  in a fiduciary  capacity and  remitted  promptly to LBVIP.  Anything in this  Agreement to the contrary notwithstanding,  LBVIP retains the ultimate right to control the sale of the Contracts and to appoint and  discharge  life  insurance  agents of LBVIP.  Thrivent  Investment  Mgt.  shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement.

           2.        Sales Agreements
                     A.   Thrivent Investment Mgt. is hereby authorized to enter into separate  written  agreements,  on such  terms and conditions as Thrivent Investment Mgt. may determine not inconsistent with this Agreement, with one or
                          more  registered representatives who agree to  participate  in  the   distribution   of  Contracts.   Such
                          registered representatives shall be registered  as securities  agents with the NASD.  Thrivent  Investment
                          Mgt. and its  registered representatives soliciting applications for Contracts  shall  also  be  duly  and appropriately  licensed,  registered or otherwise qualified for the sale of such Contracts (and the riders and  other  policies  offered  in  connection  therewith)  under  the  insurance  laws and any  applicable securities  laws of each  state  or  other  jurisdiction  in  which  LBVIP  is  authorized  to  offer  the
                          Contracts.  Thrivent  Investment  Mgt.  shall have the  responsibility  for ensuring  that its  registered
                          representatives   are   properly   supervised.   Thrivent   Investment   Mgt.   shall   assume  any  legal
                          responsibilities  of LBVIP for the acts,  commissions or defalcations  of such registered  representatives insofar as they relate to the sale of the  Contracts.  Applications  for  Contracts  solicited by Thrivent
                          Investment  Mgt.  through its  registered  representatives  shall be  transmitted  directly to LBVIP.  All premium  payments  under the  Contracts  shall be made by check to LBVIP  and,  if  received  by  Thrivent
                          Investment Mgt., shall be held at all times in a fiduciary capacity and remitted promptly to LBVIP.

                     B.   With  the  consent  of  LBVIP, Thrivent   Investment  Mgt. also  may  employ  such  other person, persons, corporation,  or corporations in order to assist it in carrying out this Contract.

           3.        Life Insurance or Annuity Licensing
                     LBVIP shall be  responsible  for ensuring that the  registered  representatives  are duly  qualified  under the insurance laws of the applicable jurisdictions to sell the Contracts.

           4.        Suitability
                     LBVIP wishes to ensure that  Contracts sold by Thrivent  Investment  Mgt. will be issued to purchasers for whom the  Contract  will be  suitable.  Thrivent  Investment  Mgt.  shall take  reasonable  steps to ensure that the various registered  representatives  appointed by it shall not make recommendations to an applicant to purchase a Contract in the absence of  reasonable  grounds to believe  that the purchase of the Contract is suitable for such  applicant.  While  not  limited  to the  following,  a  determination  of  suitability  shall be based on information furnished to a registered  representative after reasonable inquiry of such applicant concerning the applicant's  insurance and investment  objectives,  financial  situation and needs, and the likelihood that the applicant will continue to make the premium payments contemplated by the Contracts.

           5.        Promotion Materials
                     LBVIP  shall  have  the  responsibility  for  furnishing  to  Thrivent   Investment  Mgt.  and  its  registered
                     representatives  sales  promotion  materials  and  individual  sales  proposals  related  to  the  sale  of the
                     Contracts.  Thrivent Investment Mgt. shall not use any such materials that have not been approved by LBVIP.

           6.        Compensation
                     LBVIP shall arrange for the payment of commissions to those registered  representatives of Thrivent  Investment
                     Mgt. who are entitled  thereto in connection  with the sale of the  Contracts on behalf of Thrivent  Investment
                     Mgt., in the amounts and on such terms and conditions as LBVIP and Thrivent  Investment Mgt. have determined in accordance with the contracts with the registered representatives.

                     LBVIP shall reimburse Thrivent  Investment Mgt. for the costs and expenses incurred by Thrivent Investment Mgt.
                     in furnishing or obtaining the services,  materials and supplies  required by the terms of this  Agreement,  in the initial sales efforts and the continuing obligations hereunder.

           7.        Records
                     Thrivent  Investment  Mgt.  shall have the  responsibility  for  maintaining  the  records  of  representatives licensed,  registered and otherwise  qualified to sell the Contracts.  Thrivent  Investment Mgt. shall maintain such other records as are required of it by applicable laws and  regulations.  The books,  accounts and records of LBVIP,  the Variable  Account and Thrivent  Investment  Mgt.  shall be maintained to clearly and  accurately disclose the nature and details of the transactions.  All records maintained by Thrivent  Investment Mgt. or in connection with this Agreement  shall be the property of LBVIP and shall be returned to LBVIP upon  termination of this  Agreement,  free  from any  claims  or  retention  of  rights by  Thrivent  Investment  Mgt.  Thrivent
                     Investment Mgt. shall keep confidential any information  obtained pursuant to this Agreement and shall disclose such information,  only if LBVIP has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state regulatory authorities.

           8.        Investigations and Proceedings
                     A.        Thrivent   Investment  Mgt.  and  LBVIP  agree  to  cooperate  fully  in  any  insurance   regulatory
                               investigation,   proceeding  or  judicial   proceeding  arising  in  connection  with  the  Contracts
                               distributed  under this  Agreement.  Thrivent  Investment  Mgt. and LBVIP  further agree to cooperate fully in any securities regulatory  investigation,  proceeding or judicial proceeding with respect to
                               LBVIP,  Thrivent  Investment Mgt., their affiliates and their agents or representatives to the extent that such  investigation  or  proceeding  is in  connection  with  Contracts  distributed  under this
                               Agreement.   Thrivent   Investment  Mgt.  shall  furnish  applicable  federal  and  state  regulatory authorities  with any  information  or reports in connection  with its services  under this Agreement which such  authorities  may request in order to ascertain  whether the LBVIP's  operations are being conducted in a manner consistent with any applicable law or regulation.

                     B.        In the case of a written  customer  complaint,  Thrivent  Investment Mgt. and LBVIP will cooperate in investigating  such  complaint and any response to such  complaint will be sent to the other party to this  Agreement  for  approval  not less  than five  business  days  prior to its  being  sent to the customer or regulatory  authority,  except that if a more prompt  response is required,  the proposed response shall be communicated by telephone or electronic transmission.

           9.        Termination
                     This  Agreement  shall  terminate  automatically  upon its assignment by either party without the prior written consent of both  parties.  This  Agreement  may be  terminated  at any time by either party on 60 days' written notice to the other  party,  without  the  payment of any  penalty.  Upon  termination  of this  Agreement  all authorizations,  rights and  obligations  shall  cease  except the  obligation  to settle  accounts  hereunder, including  commissions on premiums  subsequently  received for Contracts in effect at time of termination,  and the agreements contained in
                     Paragraph 8 hereof.

           10.       Regulation
                     This Agreement  shall be subject to the  provisions of the 1933 Act, the 1940 Act and the  Securities  Exchange
                     Act and the rules,  regulations and rulings promulgated  thereunder and of the applicable rules and regulations of the  NASD,  from  time to time in  effect,  and the terms  hereof  shall be  interpreted  and  construed  in accordance therewith.

           11.       Severability
                     If any  provision  of this  Agreement  shall be held or made  invalid  by a court  decision,  statute,  rule or otherwise, the remainder of this Agreement shall not be affected thereby.

           12.       Applicable Law
                     This  Agreement  shall be construed  and enforced in  accordance  with and governed by the laws of the State of
                     Minnesota.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                               LBVIP VARIABLE ANNUITY ACCOUNT I
                                                               By Lutheran Brotherhood Variable Insurance
                                                                  Products Company

                                                               By /s/ Bruce J. Nicholson
                                                                  _____________________________________
                                                                     Bruce J. Nicholson, President
                                                                     and Chief Executive Officer

                                                               LUTHERAN BROTHERHOOD VARIABLE INSURANCE PRODUCTS COMPANY

                                                               By /s/ Bruce J. Nicholson
                                                                  _____________________________________
                                                                     Bruce J. Nicholson, President
                                                                     and Chief Executive Officer

                                                               THRIVENT INVESTMENT MANAGEMENT INC.

                                                               By /s/ Bruce J. Nicholson
                                                                  _____________________________________
                                                                     Bruce J. Nicholson, President